                                 SCHEDULE 14A
===============================================================================




                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Pacific Continental Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:





Reg. (S) 240.14a-101.

                                [LOGO OF PACIFIC
                                       CONTINENTAL
                                       CORPORATION]


TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Pacific Continental Corporation which will be held at 7:30 p.m. on Tuesday, April 24, 2001, at Pacific Continental Bank's Olive Street Office, 111 West 7th Avenue, Eugene, Oregon.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return your Proxy in the envelope provided.

                              Sincerely,

                              /s/ J. Bruce Riddle


March 20, 2001                J. BRUCE RIDDLE
                              Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that pursuant to call of its directors, the regular Annual Meeting of the Shareholders of Pacific Continental Corporation ("Company") will be held at 111 West 7th Avenue, Eugene, Oregon, on Tuesday, April 24, 2001, at 7:30 p.m., for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS: Electing three persons to serve as directors, each for a three-year term or until their successors are elected and qualified.

2. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 1, 2001, will be entitled to notice of the meeting and to vote at the meeting.


                                         By Order of the Board of Directors

                                            /s/ J. Bruce Riddle

Eugene, Oregon                           J. BRUCE RIDDLE
March 20, 2001                           President and
                                         Chief Executive Officer


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                        PACIFIC CONTINENTAL CORPORATION

               111 West 7th Avenue                    P.O. Box 10727
                Eugene, OR  97401                Eugene, Oregon 97440-2727

                                PROXY STATEMENT

                      For Annual Meeting of Shareholders
                         to be held on April 24, 2001

                                 INTRODUCTION

     This Proxy Statement and the accompanying Proxy are furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at it's Annual Meeting of Shareholders to be held on Tuesday, April 24, 2001, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is March 20, 2001. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting were first mailed to shareholders on or about March 20, 2001.

                              GENERAL INFORMATION

Purpose of the Meeting

     The purpose of the meeting is to:

     .    Elect three persons to serve as directors of the Company.

Record Ownership; Quorum

     Shareholders of record as of the close of business on March 1, 2001, are entitled to one vote for each share of common stock of Pacific Continental Corporation ("Common Stock") then held. As of March 1, 2001, the Company had 4,536,369 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker nonvotes will not be considered shares present and will not be included in determining whether a quorum is present.

Solicitation of Proxies

     The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Annual Meeting. In addition to the use of the mail, proxies may be solicited by personal interview or telephone by directors, officers and employees of the Company or its bank subsidiary, Pacific Continental Bank ("Bank"). It is not expected that compensation will be paid for the solicitation of proxies.

     When a Proxy card is returned properly signed and dated, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees.

Voting of Proxies by Record Holder

     Shareholders who execute Proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later Proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a Proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted Proxy.

Voting of Proxies by Beneficial Holder

     If your shares are held by a bank, broker or other holder of record you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter form the nominee indicating that you were the beneficial owner of the shares on the record date.

Voting for Directors

     The nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

Nominations for Directors

     Nominations may be made in accordance with the prior notice provisions contained in the Company's bylaws. These notice provisions require that a shareholder provide the Company with written notice not less than ten (10) nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors (or if less than twenty-one (21) days notice is given to shareholders, within seven (7) days from the date the notice of meeting, was mailed).

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the number of directors will be not less than six (6), with the specific number of directors to be fixed in the Company's Bylaws. The Company's Bylaws currently provide for a board of nine (9) directors. The Company's Articles of Incorporation require that the terms of the directors be staggered so that approximately one-third of the total number of directors is elected each year.

     The directors being nominated for election at the 2001 Annual Meeting are:
Messrs. Larry G. Campbell, James W. Putney, and J. Bruce Riddle. Each will be elected for a three-year term and will serve until their successors have been elected and qualified.

     At the board of directors' meeting of May 16, 2000, the board selected Michael P. Coughlin to serve as a director of the Bank and Company until duly elected at the 2001 Annual Meeting of Shareholders. Mr. Coughlin previously served as the Chairman and CEO of Percon, Inc. Mr. Coughlin has chosen not to seek election and resigned from the board of directors of the Bank and Company effective March 13, 2001.

     During 2000, founding Director and Chairman Kevin Murphy passed away. The board and management wish to express their gratitude for Mr. Murphy's unparalleled leadership and passion for Pacific Continental Bank, its shareholders, and employees.

     The Board of Directors recommends that you vote FOR the nominees to be
                                                     ---
elected as directors.

     If any of the nominees should refuse or be unable to serve, your Proxy will be voted for such persons as are designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any nominee will refuse or be unable to serve.

Nominees and Continuing Directors

     The following tables set forth certain information with respect to the director nominees (Messrs. Campbell, Putney, and Riddle) and the continuing directors, including the number of shares beneficially held by each. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table. As of December 31, 2000, directors of the Company also served as directors of the Bank.

                                                                                           Shares and
                                                                                          Percentage of
                                                                                          Common Stock
                                      Principal Occupation                                Beneficially
Name, Age and                          of Director During                                 Owned as of
Tenure as Director                      Last Five Years                                December 31, 2000
------------------                    --------------------                             -----------------
                                                                                            (1) (2)
                             Nominees for Director for Three-Year Term Expiring 2004

Larry G. Campbell, 60                 President, L.G. Campbell Company; Inc.                    35,487
  Since 1982                          Campbell Commercial Real Estate

James W. Putney, 61                   Private Investor; VP and GM of KVAL                       32,591  (3)
  Since 1989                          Television

J. Bruce Riddle, 56                   President and CEO of Pacific Continental                 168,296
  Since 1980                          Bank                                                       (3.55%)

                                  Continuing Directors with Term Expiring 2002

Michael S. Holcomb, 57                Owner, Berjac of Oregon; Manager &                        67,563  (4)
  Since 1997                          Partner Berjac Portland and Denver                         (1.43%)

Donald G. Montgomery, 61              Executive Vice President, Timber                          13,044
  Since 1996                          Products, Co.

                                  Continuing Directors with Term Expiring 2003

Robert A. Ballin, 59                  Willis Corporation of Eugene                             220,393
  Since 1980                                                                                     (4.66%)

Donald A Bick, 65                     Attorney, Bick & Monte                                    43,866  (5)
  Since 1972                                                                                     (1.05%)

Ronald F. Taylor, 64                  General Manager, Willamette Graystone,                    17,569  (6)
  Since 1973                          Inc.

1. Shares held directly with sole voting and sole investment power, unless otherwise indicated.
2. Includes shares that could be acquired within 60 days by the exercise of stock options as follows: Ballin 7,125 shares; Bick 7,125 shares, Campbell 7,125 shares; Holcomb 3,000 shares; Montgomery 3,000 shares; Putney 7,125 shares; Riddle 13,688 shares; and Taylor 7,125 shares.
3.  Includes 1,200 shares held as custodian for children.
4.  Includes 8,293 shares held jointly with adult sons.
5. Includes 4,798 shares held as custodian for grandchildren, and 816 shares held by spouse.
6.  Includes 1,115 shares held by spouse.


                      INFORMATION REGARDING THE BOARD OF
                         DIRECTORS AND ITS COMMITTEES

     The following sets forth information concerning the Board of Directors and Committees of the Company and the Bank for the fiscal year ended December 31, 2000.

Board of Directors

     The Company held 6 Board meetings and the Bank held 12 Board meetings in 2000. Each director attended at least 75% percent of the aggregate of (i) the total number of meetings of the Boards of Directors, and (ii) the total number of meetings held by all committees on which he served, except Mr. Murphy who, because of illness, attended only one Bank board meeting.

Certain Committees of the Board of Directors

     The Bank Board has established an Audit Committee, a Compensation Committee and an Executive Committee. When the need arises the full Board serves as the Nominating Committee. The committees of the Bank also act as the committees for the Company.

      Audit Committee.  The Audit Committee is composed of independent directors
      ---------------
(as defined by the Nasdaq listing standards) and operates under a formal written charter adopted by the Board of Directors (see Appendix A to the Proxy Statement.) The function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to the records and business practices of the Company and Bank, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. Management is responsible for internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issues a report thereon. The committee's responsibility is to monitor and oversee this process. The Committee held three meetings during the year. For 2000, members of the Audit Committee consisted of Messrs. Bick (Chairman), Coughlin, Montgomery, Murphy and Putney.

     Compensation Committee.  The Compensation Committee met twice to review and
     ----------------------
approve the retirement and benefit plans, and to determine the salary and incentive compensation for Mr. Riddle and certain other executive officers. For 2000, members of the Compensation Committee consisted of Messrs. Montgomery (Chairman), Holcomb, Murphy, Riddle, and Taylor. However, Mr. Riddle, who is the President and CEO of the Bank, did not participate in the Committee's or Board's action on his compensation.

     Executive Committee. The Executive Committee functions as a subcommittee of
     -------------------
the full Board of Directors. It meets when directed by the Board and considers matters for later report to the Board of Directors. Matters to be considered by the committee may include new office locations, real estate purchases and lease negotiations, merger and acquisition opportunities, and strategic planning. The committee held five meetings during the year. For 2000, members of the Executive Committee consisted of Messrs. Ballin (Chairman), Montgomery, Murphy, Putney and Riddle.

Compensation of Directors

     Director Fees.  Pursuant to the Bank's Bylaws, the Bank has an established
     -------------
program for director compensation in which each director of the Bank receives a fee of $1,150 for the first regularly scheduled meeting and $75 for each committee meeting attended. The Chairman of the Board receives $1,265 for the first regularly scheduled meeting and $100 for each committee meeting attended.

     In addition to their directors' fees, directors participate in an incentive bonus program. The program provides that directors may receive an annual bonus of between $1,000 and $9,000, determined by the Bank's return on average assets. For 2000, the bonus program resulted in payments of $4,500 to each director, a total expenditure of $40,500.

     Directors' Stock Option Plan.  The Company maintains a director stock
     ----------------------------
option plan for the benefit of non-employee directors. The plan authorizes the non-employee directors of the Board to administer the plan and to grant nonqualified stock options to non-employee directors of the Company. The plan provides that the exercise price of options granted must be not less than the greater of (i) 100% of the fair market value; or (ii) the net book value of such stock on the date of the grant. All options granted under the plan expire not more than ten years from the date of grant and may be fully vested at the time of the grant.

     From time to time, the plan is amended or a new plan is adopted to provide for additional shares. In 1999, the Board adopted and the shareholders approved a new Director Stock Option Plan ("1999 DSOP"), providing for the grant of up to 100,000 shares of the Company's Common Stock. At December 31, 2000, 76,000 shares remained available for issuance under the 1999 DSOP, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company. No shares remain available for grant under any of the other existing plans.

     Directors' Stock Option Grants.  During 2000, individual grants of stock
     ------------------------------
options under the director stock option plan were awarded. Each outside director was awarded a fully vested 3,000 share option (24,000 shares total). The option price was established at $9.25 per share. The options have a five-year expiration.


                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Chief Executive Officer and the four most highly compensated principal officers of the Company, whose total compensation during the last fiscal year exceeded $100,000 during the last three fiscal years. The Bank pays all compensation of the executive officers.

                          SUMMARY COMPENSATION TABLE

=========================================================================================================================
                                                                              Long Term Compensation
                                                                        ----------------------------------
                                     Annual Compensation                        Awards             Payouts
                         --------------------------------------------   ----------------------------------
                                                         Other          Restricted   Securities
                                                         Annual         Stock        Underlying    LTIP      All Other
Name and Principal          Year   Salary     Bonus      Compensation   Awards       Options/      Payouts   Compensation
Position                           (1)        (2)        (3)                         SARs(#)                 (4)(5)
-------------------------------------------------------------------------------------------------------------------------
J. Bruce Riddle,            2000   $237,650   $214,272        $0            $0        10,000         $0         $24,382
President and CEO           1999   $236,150   $229,000        $0            $0             0         $0         $24,551
                            1998   $219,092   $186,500        $0            $0         1,000         $0         $23,893
-------------------------------------------------------------------------------------------------------------------------
Hal M. Brown                2000   $130,209   $ 64,000        $0            $0        10,000         $0         $21,994
Executive Vice              1999   $111,834   $ 74,000        $0            $0             0         $0         $20,358
President, Chief            1998   $103,700   $ 74,000        $0            $0         1,000         $0         $19,439
Operating Officer
-------------------------------------------------------------------------------------------------------------------------
John M. Gyde,               2000   $101,287   $ 49,000        $0            $0         6,000         $0         $16,426
Executive Vice              1999   $ 98,938   $ 58,000        $0            $0             0         $0         $16,578
President, Senior           1998   $ 94,290   $ 58,000        $0            $0         1,000         $0         $16,049
Loan Officer
-------------------------------------------------------------------------------------------------------------------------
T. Dean. Hansen,            2000   $ 84,528   $ 33,000        $0            $0         6,000         $0         $16,941
Senior Vice President       1999   $ 83,069   $ 34,000        $0            $0             0         $0         $16,706
Manager                     1998   $ 80,335   $ 34,000        $0            $0         1,000         $0         $16,287
-------------------------------------------------------------------------------------------------------------------------
Judy A. Thompson,           2000   $ 94,860   $ 28,000        $0            $0         6,000         $0         $16,167
Senior Vice President       1999   $ 86,474   $ 45,000        $0            $0             0         $0         $15,529
Manager                     1998   $ 80,701   $ 45,000        $0            $0         1,000         $0         $14,782
=========================================================================================================================

1. Includes director and committee fees paid to Mr. Riddle and Mr. Gyde during 2000, 1999, and 1998.
2.  Includes director bonuses earned by Mr. Riddle.
3. Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
4. Includes contributions accrued by the Bank during 2000 for the benefit of Messrs. Riddle, Gyde, Brown, and Hansen and Ms. Thompson in the amounts of $18,223, $10,407, $13,957, $9,100 and $10,168, respectively, pursuant to the
    Bank's 401(k) Profit Sharing Plan.
5. Includes insurance premiums paid by the Bank during 2000 on behalf of Messrs. Riddle, Gyde, Brown and Hansen and Ms. Thompson in the amounts of $6,159, $6,019, $8,037, $7,841 and $5,999, respectively.


Stock Option Plans

     The Company maintains an Incentive Stock Option Plan for the benefit of employees of the Bank. A committee of non-employee directors of the Board administers the plan. Under the terms of the plan, the committee may grant employees of the Bank options in the form of "incentive" or "non-qualified" stock options to purchase shares of the Company's Common Stock at a purchase price of not less than the greater of (i) 100% of the fair market value; or (ii) the net book value of such stock on the date of the grant (in the case of an incentive stock option, the price may not be less than the fair market value). The options have a term not exceeding ten years from the date the option is granted.

     From time to time, the Plan is amended or a new plan is adopted to provide for additional shares. In 1999, the Board adopted and the shareholders approved a new Incentive Stock Option Plan ("1999 Plan"). The 1999 Plan provides for the grant of up to 500,000 shares of the Company's Common Stock. At December 31, 2000, 339,250 shares remained available for issuance under the 1999 Plan, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Bank. No shares remain available for grant under any of the other existing plans.

     Stock Option Grants. The following table sets forth certain information
     -------------------
concerning individual grants of stock options under the stock option plans awarded to the named officers during the year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

=======================================================================================================
                                                                                Potential Realizable
                                                                                     Value at
                        Individual Grants                                       Assumed Annual Rates
                                                                                   of Stock Price
                                                                                    Appreciation
                                                                                   for Option Term
-------------------------------------------------------------------------------------------------------
                                    % of Total
                                      Options
                       Options      Granted to      Exercise     Expiration
      Name          Granted (1)     Employees        Price          Date             5%           10%
-------------------------------------------------------------------------------------------------------
J. Bruce Riddle       10,000           6.1%          $9.25         9-12-05        $25,556       $56,472
-------------------------------------------------------------------------------------------------------
Hal M. Brown          10,000           6.1%          $9.25         9-12-05        $25,556       $56,472
-------------------------------------------------------------------------------------------------------
John M. Gyde           6,000           3.7%          $9.25         9-12-05        $15,334       $33,883
-------------------------------------------------------------------------------------------------------
T. Dean. Hansen        6,000           3.7%          $9.25         9-12-05        $15,334       $33,883
-------------------------------------------------------------------------------------------------------
Judy A. Thompson       6,000           3.7%          $9.25         9-12-05        $15,334       $33,883
=======================================================================================================

1. Options granted under the employee stock option plans vest over a four-year period, with 20% of the shares vested on the grant date. The remaining shares vest 20% on each of the first, second, third, and fourth anniversaries of the grant date.

     Stock Option Exercises. The following table sets forth certain information
     ----------------------
concerning exercises of stock options pursuant to the Company's stock option plans by the named executive officers during the year ended December 31, 2000 and stock options held at year-end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION VALUES

=======================================================================================================
                     Shares
                   Acquired on     Value              Number of                      Value of
                    Exercise      Realized           Unexercised               Unexercised Options at
       Name                                      Options at Year End                Year End (1)
                                             ----------------------------------------------------------
                                             Exercisable   Unexercisable    Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------
J. Bruce Riddle            0         $ 0       13,688          8,000            $ 0            $ 0
-------------------------------------------------------------------------------------------------------
Hal M. Brown               0         $ 0       13,688          8,000            $ 0            $ 0
-------------------------------------------------------------------------------------------------------
John M. Gyde               0         $ 0       12,888          4,800            $ 0            $ 0
-------------------------------------------------------------------------------------------------------
T. Dean. Hansen            0         $ 0        8,700          4,800            $ 0            $ 0
-------------------------------------------------------------------------------------------------------
Judy A. Thompson           0         $ 0       12,888          4,800            $ 0            $ 0
=======================================================================================================

1.  On December 31, 2000, the estimated market price of the Common Stock was $
    8.88. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

401(k) Profit Sharing Plan

     The Bank has a 401(k) Profit Sharing Plan ("401(k) Plan") covering substantially all employees. An employee must be at least 18 years of age and have one year of service with the Bank to be eligible for the 401(k) Plan ("Effective Date"). Under the 401(k) Plan, participants may defer a percentage of their compensation, the dollar amount of which may not exceed the limit as governed by law. At the discretion of the Board, the Bank may also elect to pay a discretionary matching contribution equal to a percentage of the amount of the salary deferral made by the participant. The 401(k) Plan provides that contributions made are 100% vested immediately upon the participant's Effective Date. The expense relating to the Bank's 401(k) Plan for the year ended December 31, 2000, was $328,355.

     The Bank acts as the Plan Administrator of the 401(k) Plan. The 401(k) Plan's trustees determine general investment options. The 401(k) Plan participants make specific investment decisions.

Executive Severance Agreements

     The Bank maintains Executive Severance Agreements with certain of its executive officers. Under these agreements, the executive is entitled to receive severance payments in the event his or her employment is terminated (i) voluntarily or involuntarily within three years after a change in control (as defined); or (ii) involuntarily within two years prior to the occurrence of a change in control. Under the terms of these agreements, Messrs. Riddle and Hansen and Ms. Thompson would be eligible to receive a lump sum payment equal to the executive's highest compensation received during any of the most recent three calendar years prior to or simultaneous with, the change in control; and Messrs. Brown and Gyde would be eligible to receive an amount equal to one and one-half times the executive's highest compensation received during any of the most recent three calendar years prior to or simultaneous with, the change in control.

Compensation Committee Report

     The following is a report of the Compensation Committee of the Board of Directors who are responsible for establishing and administering the Company's Executive Compensation Program. The following report includes specific matters relating to compensation during the year 2000.

     Compensation Philosophy and Objectives. The philosophy underlying the
     --------------------------------------
development and administration of the Company's annual and long-term compensation plans is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

     * Establish compensation plans which deliver pay commensurate with the Company's performance, as measured by operating, financial and strategic objectives,

     * Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners, rather than just as employees,

     * Reward executives if shareholders receive an above-average return on their investment over the long-term.

     The objective for computing executive base salaries is to structure salaries that are competitive within the marketplace. An incentive bonus is the vehicle by which executives can earn additional compensation depending on individual and Company performance relative to certain annual objectives.

The Company objectives are a combination of operating, financial and strategic goals (such as loan and deposit levels, asset quality, earnings per share, operating income, etc.) that are considered to be critical to the Company's goal of building long-term shareholder value.

     The incentive bonus program is administered by the Compensation Committee and approved by the Board of Directors. Dollars for the bonus program are accumulated based on the earnings of the Company. Return on average assets is the ratio used for the calculation. Bonus pool dollars are allocated between the employer's contribution to the Company's 401(k)/Profit Sharing Plan and the incentive bonus.

     The Company's current long-term incentive program consists of the 1999 Stock Option Plan. Grants are considered at the then value of the Company's Common Stock, thereby providing an additional incentive for executives to build shareholder value. Executives receive value from these grants if the Company's Common Stock appreciates over the long-term.

     Bank Performance and Compensation. Although year 2000 results were less
     ---------------------------------
than those budgeted, the Bank achieved operating and financial goals exceeding those of its national peers. Specific measurements include asset quality, return on average assets, return on average equity, operating income, and earnings per share. Considering these accomplishments, which were not specifically weighted, the Board awarded the Bank's President and Chief Executive, J. Bruce Riddle, an incentive bonus payment.


     Compensation Committee Interlocks and Insider Participation. Mr. J. Bruce
     -----------------------------------------------------------
Riddle, the President and CEO of the Bank during 2000, serves as a member of the Compensation Committee. Mr. Riddle does not vote on any matter affecting compensation paid or awarded to him.

                       Executive Compensation Committee

                        Donald G. Montgomery (Chairman)
                              Michael S. Holcomb
                      J. Bruce Riddle (President and CEO)
                               Ronald F. Taylor


Audit Committee Report

     The Audit Committee has met and held discussions with management and the Company's independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based on the Committee's review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the

Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                     Audit Committee Members - Fiscal 2000

                           Donald A. Bick (Chairman)
                              Michael P. Coughlin
                             Donald G. Montgomery
                                Kevin G. Murphy
                                James W. Putney

                            STOCK PERFORMANCE GRAPH

     The following line graph and table compares the total cumulative shareholder return on the Company's Common Stock, based on reinvestment of all dividends, to the cumulative total returns of the Standard & Poor's S&P Composite 500 Index, the NASDAQ Banking Index and SNL Securities $250 to $500 Million Bank Asset Size Index ("SNL Index"). The graph assumes $100 invested on December 31, 1995, in the Company's Common Stock and each of the indices.

                            CUMULATIVE TOTAL RETURN

                                    [GRAPH]

                                  December 31
----------------------------------------------------------------------------
                 1995       1996       1997       1998       1999       2000
----------------------------------------------------------------------------
PCB (PCBK)      $ 100      $ 107      $ 170      $ 200      $ 148      $ 104
SNL Index         100        130        225        201        187        180
S&P 500           100        123        164        211        255        232
NASDAQ Banks      100        132        221        220        211        241

     In future proxy statements the Company will no longer include the NASDAQ Banking Index, and will instead substitute the SNL Index. The SNL Index is composed of banks closely resembling the Company, and is a more representative index of peer performance. The SNL Index is made up of publicly traded banks from all areas of the country with total assets between $250 and $500 million. Conversely the NASDAQ Banking Index is composed of publicly traded banks of all sizes and, because of average weighting, is more representative of larger financial institution performance.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to named executive officers who are not directors or nominees for directors. At December 31, 2000, the Company was not aware of any persons who beneficially owned more than 5% of the Company's Common Stock. The table indicates the number of shares of Common Stock beneficially owned by each individual on December 31, 2000, and the percentage of Common Stock outstanding on that date that the person's holdings represented. However, where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

============================================================================================================
                                                                                      Shares and Percentage
                                                 Relationship                            of Common Stock
Name, Address and Age                            with the Bank                        Beneficially Owned (1)
------------------------------------------------------------------------------------------------------------
  Hal M. Brown, 47                               Executive Vice President and                 123,254
                                                 Chief Operating Officer                        (2.60%)
------------------------------------------------------------------------------------------------------------
  John M. Gyde, 58                               Executive Vice President Senior               81,129   (2)
                                                 Loan Officer                                   (1.71%)
------------------------------------------------------------------------------------------------------------
  Mitchell J. Hagstrom, 44                       Senior Vice President                         38,663   (3)
                                                 Manager Client Services
------------------------------------------------------------------------------------------------------------
  T. Dean Hansen, 54                             Senior Vice President Manager                 44,161   (4)
------------------------------------------------------------------------------------------------------------
  Judy A. Thompson, 54                           Senior Vice President Manager                 32,662
------------------------------------------------------------------------------------------------------------
All directors and executive officers as a group                                               921,678
 (13 persons)                                                                                  (19.47%)
============================================================================================================

1. Share amounts include options to acquire shares that are exercisable within 60 days as follows: Messrs. Brown 13,688 shares, Gyde 12,888 shares; Hagstrom 14,088 shares; Hansen 8,700 shares; and Ms. Thompson 12,888 shares.
2.  Includes 23,329 shares held by spouse.
3. Includes 14,260 shares held in a charitable remainder trust and 212 shares held as custodian for minor children
4. Includes 641 shares held for minor children and 1,358 shares by Mr. Hansen's mother-in-law who resides in his home.


                         TRANSACTIONS WITH MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions, including loans, in the ordinary course of business with directors, executive officers, and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, which transactions do not involve more than the normal risk of collection or present other unfavorable features. All such loans were made in the ordinary course of the Bank's business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and in the opinion of management, do not involve any undue credit risk to the Bank.

               COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Bank and all persons who beneficially own more than 10 percent of the Company's Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the
Section 16(a) filings.

     Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 2000, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis.

                                   AUDITORS

     Zirkle Long & Trigueiro LLC, Certified Public Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 2000. Representatives of Zirkle Long & Trigueiro LLC will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

     At a future meeting, the Board will appoint independent auditors to audit the Company's financial statements for 2001. The Board will review the scope of any such audit and other assignments given to the auditors to access whether such assignments would affect their independence.

Fees Paid to Independent Auditors

     During the fiscal year ended December 31, 2000, fees paid to the Company's independent auditors, Zirkle Long & Trigueiro LLC, consisted of the following:

     Audit Fees. Audit fees billed to the Company by Zirkle Long & Trigueiro LLC
     ----------
during the 2000 fiscal year for audit of the annual financial statements and review of those financial statements included in the quarterly reports on Form 10-Q totaled $61,049.

     Financial Information Systems Design and Implementation Fees. The Company
     ------------------------------------------------------------
did not engage Zirkle Long & Trigueiro LLC to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     All other Fees.  Fees billed to the Company by Zirkle Long & Trigueiro LLC
     --------------
during the 2000 fiscal year for all other non-audit services rendered, including tax related services, totaled $16,125.

     For the fiscal year 2000 the Audit Committee and Board considered and deemed the services provided by Zirkle Long & Trigueiro LLC was compatible with maintaining the principal accountant's independence.

                                OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

     At the Meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2002 Annual Shareholders' Meeting must be received by the Secretary of the Company prior to November 21, 2001, for inclusion in the 2002 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 3, 2002, the persons named as proxies in such proxy statement will have discretionary authority to vote on such shareholder proposal.

                             AVAILABLE INFORMATION

     The Company currently files periodic reports and other information with the SEC. Such information and reports may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D. C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Reports and information filed by the Company electronically are available on the SEC Internet site at http://www.sec.gov.

                            REPORTS TO SHAREHOLDERS

     A copy of the 2000 Annual Report to Shareholders accompanies this Proxy Statement. Any shareholder may obtain from the Company, without charge, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2000. Written requests for the Form 10-K should be addressed to Mick Reynolds, Controller of Pacific Continental Bank, at P.O. Box 10727, Eugene, Oregon 97440-2727.


                                       By Order of the Board of Directors

                                          /s/ Hal Brown

Eugene, Oregon                         HAL BROWN
March 20, 2001                         Corporate Secretary

EXHIBIT A.  AUDIT COMMITTEE CHARTER


                        PACIFIC CONTINENTAL CORPORATION
                           PACIFIC CONTINENTAL BANK
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, and legal compliance; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

 .    Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

 .    Review and appraise the audit efforts of the Company's independent accountants and internal auditing practitioners.

 .    Provide an open avenue of communication among the independent accountants, financial and senior management, internal auditing practitioners, and the Board of Directors.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, and consistent with the criteria for determining independence under the National Association of Securities Dealers ("NASD"), each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, in conformity with applicable regulations of the NASD. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational opportunities.

The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, internal auditing partners and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with Section IV 4 below.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee will:

Documents/Reports Review
------------------------

1. Review the Company's annual financial statements and any material reports or other financial information submitted to any regulatory body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

2. Review regular reports prepared by internal auditing practices and consider management's response to these reports.

3. Review regulatory examination reports and consider management's response to these reports.

4. Review with management, Company counsel, and independent accountants the Form 1O-Q, Form 10-K and Proxy prior to their filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
-----------------------

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee will review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

8. In consultation with the independent accountants and internal auditing practitioners, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing practitioners.

Process Improvement
-------------------

11. Review any significant disagreement among management and the independent accountants or the internal auditing practitioners in connection with the preparation of the financial statements or examination reports.

12. Review with the independent accountants, the internal auditing practitioners and management the extent to which changes or improvements in operating procedures or accounting practices, as approved by the Audit Committee, have been implemented.

Miscellaneous and Legal Compliance
----------------------------------

13. Review activities, organizational structure, and qualifications of the internal audit practitioners.

14. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

15. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

16.  Review and update this Charter periodically as conditions dictate.

17. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                     PROXY

                        PACIFIC CONTINENTAL CORPORATION

PLEASE SIGN AND RETURN IMMEDIATELY
----------------------------------

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert A. Ballin or J. Bruce Riddle, and each of them (with full power to act alone), my Proxy, with full power of substitution as Proxy, and hereby authorize Messrs. Ballin or Riddle to represent and to vote, as designated below, all the shares of common stock of Pacific Continental Corporation, held of record by the undersigned on March 1, 2001, at the Annual Meeting of Shareholders to be held on April 24, 2001 ("Meeting"), or any adjournment of such Meeting.

1. ELECTION OF DIRECTORS. A vote to elect the following nominees for a three-year term.

     A.   I vote FOR all nominees listed below. [_]

     B.   I WITHHOLD AUTHORITY to vote for all nominees in the list below. [_]

               Larry G. Campbell        James W. Putney       J. Bruce Riddle


     C. I WITHHOLD AUTHORITY to vote for any individual whose name I have struck a line through in the list above. [_]

2. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSAL LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

The Board of Directors recommends a vote FOR the listed directors.
                                         ---


______________________, 2001            SIGN BELOW:
     (Date signed)                      -----------

NAME                                    ________________________________________
NAME2                                   ________________________________________
NAME3                                   ________________________________________

ELIGIBLE SHARES: SHARES
                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE, IF MORE THAN ONE
                                        TRUSTEE, ALL SHOULD SIGN. ALL JOINT
                                        OWNERS MUST SIGN.

ACCT